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EXHIBIT 23.5

CONSENT FOR TAX OPINION

        We consent to the use of the form of tax opinion as an exhibit to the Registration Statement on Form S-4. We also consent to the reference to our name under the caption "Legal Matters" in the proxy statement-prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Securities and Exchange Commission.

/s/  FOSTER PEPPER & SHEFELMAN PLLC

Seattle, Washington
July 21, 2005

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CONSENT FOR TAX OPINION